Exhibit 99.1
Conn’s, Inc. Reports Second Quarter Fiscal Year 2021 Financial Results

THE WOODLANDS, Texas, September 3, 2020 - Conn’s, Inc. (NASDAQ: CONN) (“Conn’s” or the “Company”), a specialty retailer of furniture and mattresses, home appliances, consumer electronics and home office products, and provider of consumer credit, today announced its financial results for the quarter ended July 31, 2020.
“Throughout the COVID-19 pandemic, we have focused on serving our customers by providing access to essential home-related products, while supporting our team members and communities. Overall, our second quarter results were better than expected given the unprecedented disruption the COVID-19 crisis has caused and I want to personally thank all of our associates for their continued dedication during this challenging period. While the current environment remains uncertain, I am proud of our performance, which highlights the resiliency of our business model and the actions our team has taken to successfully navigate this unprecedented pandemic,” stated Norm Miller, Conn’s Chairman and Chief Executive Officer.
Second quarter of fiscal year 2021 highlights include:
•Earnings of $0.70 per diluted share, a 13% increase from the prior fiscal year period, driven by positive credit segment operating results and cost saving initiatives
•Cash and third-party sales grew 51% compared to the prior fiscal year period reflecting strong demand for home-related products
•Sales financed by Conn’s in-house credit declined by 36% from the prior fiscal year period as a result of tighter underwriting, despite a 5% year-over-year increase in applications
•E-commerce sales grew 72% from the prior fiscal year period
•Cash payment rate on outstanding loans increased to the highest second-quarter level in 9 fiscal years
•Operating cash flow increased 242% year-over-year driven by growth of cash and third-party sales, strong payment rates on our customer receivables portfolio and a decline in Conn’s in-house credit originations

Second Quarter Results
Net income for the three months ended July 31, 2020 was $20.5 million, or $0.70 per diluted share, compared to net income for the three months ended July 31, 2019 of $20.0 million, or $0.62 per diluted share. On a non-GAAP basis, adjusted net income for the three months ended July 31, 2020 was $21.7 million, or $0.75 per diluted share, which excludes professional fees associated with non-recurring expenses. This compares to adjusted net income for the three months ended July 31, 2019 of $20.0 million, or $0.62 per diluted share.

Retail Segment Second Quarter Results
Retail revenues were $279.9 million for the three months ended July 31, 2020 compared to $306.3 million for the three months ended July 31, 2019, a decrease of $26.4 million or 8.6%. The decrease in retail revenue was primarily driven by a decrease in same store sales of 13.2%, partially offset by new store growth. The decrease in same store sales reflects proactive underwriting changes and industry wide supply chain disruptions, each of which was the result of the COVID-19 pandemic.
For the three months ended July 31, 2020 and 2019, retail segment operating income was $23.2 million and $36.1 million, respectively. On a non-GAAP basis, adjusted retail segment operating income for the three months ended July 31, 2020 was $24.5 million after excluding professional fees associated with non-recurring expenses. On a non-GAAP basis, adjusted retail segment operating income for the three months ended July 31, 2019 was $36.1 million.
The following table presents net sales and changes in net sales by category:

	Three Months Ended July 31,						Same Store
(dollars in thousands)	2020	% of Total	2019	% of Total	Change	% Change	% Change
Furniture and mattress	$80,984	29.0%	$99,455	32.5%	$(18,471)	(18.6)%	(21.9)%
Home appliance	107,682	38.5	99,356	32.5	8,326	8.4	3.6
Consumer electronics	47,384	16.9	53,692	17.5	(6,308)	(11.7)	(16.2)
Home office	14,979	5.4	17,883	5.8	(2,904)	(16.2)	(20.3)
Other	5,113	1.8	4,192	1.4	921	22.0	16.7
Product sales	256,142	91.6	274,578	89.7	(18,436)	(6.7)	(10.9)
Repair service agreement commissions (1)	20,164	7.2	27,647	9.0	(7,483)	(27.1)	(30.2)
Service revenues	3,430	1.2	3,837	1.3	(407)	(10.6)
Total net sales	$279,736	100.0%	$306,062	100.0%	$(26,326)	(8.6)%	(13.2)%
(1) The total change in sales of repair service agreement commissions includes retrospective commissions, which are not reflected in the change in same store sales.

Credit Segment Second Quarter Results
Credit revenues were $87.0 million for the three months ended July 31, 2020 compared to $94.8 million for the three months ended July 31, 2019, a decrease of $7.8 million or 8.2%. The decrease in credit revenue was primarily due to a decrease of 7.3% in the average balance of the customer receivable portfolio, a decrease in insurance commissions due to a decline in the balance of sale of our in-house credit financing, and a decrease in insurance retrospective income. The decrease was partially offset by an increase in the yield rate to 23.2% during the three months ended July 31, 2020, 130 basis points higher than the three months ended July 31, 2019.
Provision for bad debts decreased to $31.9 million for the three months ended July 31, 2020, from $49.8 million for the three months ended July 31, 2019, a decrease of $17.9 million. The decrease was driven by a greater decrease in the allowance for bad debts during the three months ended July 31, 2020 compared to the three months ended July 31, 2019. The decrease in the allowance for bad debts was primarily driven by the year-over-year decrease in the customer accounts receivable portfolio, a decrease in the estimated loss rate driven by a decline in delinquencies and higher charge-offs.
Credit segment operating income was $18.2 million for the three months ended July 31, 2020, compared to $5.7 million for the three months ended July 31, 2019.  On a non-GAAP basis, adjusted credit segment operating income for the three months ended July 31, 2020 was $18.4 million after excluding professional fees associated with non-recurring expenses. On a non-GAAP basis, adjusted credit segment operating income for the three months ended July 31, 2019 was $5.7 million.
Additional information on the credit portfolio and its performance may be found in the Customer Accounts Receivable Portfolio Statistics table included within this press release and in the Company’s Form 10-Q for the quarter ended July 31, 2020, to be filed with the Securities and Exchange Commission on September 3, 2020 (the “Second Quarter Form 10-Q”).

Showroom and Facilities Update
The Company opened two new Conn’s HomePlus® showrooms during the second quarter of fiscal year 2021 and has opened two new Conn’s HomePlus® showrooms during the third quarter of fiscal year 2021, bringing the total showroom count to 143 in 14 states. During fiscal year 2021, the Company plans to open a total of seven to nine new showrooms in existing states to leverage current infrastructure.

Liquidity and Capital Resources
As of July 31, 2020, the Company had $409.7 million of immediately available borrowing capacity under its $650.0 million revolving credit facility, prior to giving effect to a minimum liquidity requirement of $125.0 million pursuant to the third amendment to our revolving credit facility. The Company also had $6.4 million of unrestricted cash available for use.

Conference Call Information
The Company will host a conference call on September 3, 2020, at 10 a.m. CT / 11 a.m. ET, to discuss its financial results for the three months ended July 31, 2020. Participants can join the call by dialing 877-451-6152 or 201-389-0879. The conference call will also be broadcast simultaneously via webcast on a listen-only basis. A link to the earnings release, webcast and second quarter fiscal year 2021 conference call presentation will be available at ir.conns.com.
Replay of the telephonic call can be accessed through September 10, 2020 by dialing 844-512-2921 or 412-317-6671 and Conference ID: 13705652.
About Conn’s, Inc.
Conn’s is a specialty retailer currently operating 143 retail locations in Alabama, Arizona, Colorado, Georgia, Louisiana, Mississippi, Nevada, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee, Texas and Virginia. The Company’s primary product categories include:
•Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom, as well as both traditional and specialty mattresses;
•Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;
•Consumer electronics, including LED, OLED, QLED, 4K Ultra HD, 8K and smart televisions, gaming products and home theater and portable audio equipment; and
•Home office, including computers, printers and accessories.
Additionally, Conn’s offers a variety of products on a seasonal basis. Unlike many of its competitors, Conn’s provides flexible in-house credit options for its customers in addition to third-party financing programs and third-party lease-to-own payment plans.
This press release contains forward-looking statements within the meaning of the federal securities laws, including but not limited to, the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “predict,” “will,” “potential,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Such forward-looking statements are based on our current expectations. We can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements, including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to execute periodic securitizations of future originated customer loans on favorable terms; our ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of our credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores; technological and market developments and sales trends for our major product offerings; our ability to manage effectively the selection of our major product offerings; our ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of our customers and employees; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, and proceeds from accessing debt or equity markets; the effects of epidemics or pandemics, including the COVID-19 outbreak; the impact of our previous restatement and correction of the Company’s previously issued financial statements; the previously identified material weakness in the Company’s internal control over financial reporting and the Company’s ability to remediate that material weakness; the initiation of legal or regulatory proceedings with respect to the prior restatement and corrections; the adverse effects on the Company’s business, results of operations, financial condition and stock price as a result of the previous restatement and correction process; and other risks detailed in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 and other reports filed with the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise, or to provide periodic updates or guidance. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

CONN-G
S.M. Berger & Company
Andrew Berger (216) 464-6400

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenues:
Total net sales	$279,736	$306,062	$510,066	$568,041
Finance charges and other revenues	87,180	94,997	174,010	186,530
Total revenues	366,916	401,059	684,076	754,571
Costs and expenses:
Cost of goods sold	176,623	182,065	323,637	339,293
Selling, general and administrative expense	115,278	127,484	228,285	245,398
Provision for bad debts	32,045	49,736	149,371	89,782
Charges and credits	1,534	—	3,589	(695)
Total costs and expenses	325,480	359,285	704,882	673,778
Operating income (loss)	41,436	41,774	(20,806)	80,793
Interest expense	13,222	14,396	28,215	28,893
Income (loss) before income taxes	28,214	27,378	(49,021)	51,900
Provision (benefit) for income taxes	7,694	7,404	(13,339)	12,417
Net income (loss)	$20,520	$19,974	$(35,682)	$39,483
Income (loss) per share:
Basic	$0.71	$0.64	$(1.23)	$1.25
Diluted	$0.70	$0.62	$(1.23)	$1.23
Weighted average common shares outstanding:
Basic	29,070,607	31,442,909	28,948,216	31,660,320
Diluted	29,140,546	31,958,704	28,948,216	32,198,024

CONN’S, INC. AND SUBSIDIARIES
CONDENSED RETAIL SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenues:
Product sales	$256,142	$274,578	$463,340	$509,023
Repair service agreement commissions	20,164	27,647	40,265	51,671
Service revenues	3,430	3,837	6,461	7,347
Total net sales	279,736	306,062	510,066	568,041
Finance charges and other	196	203	431	405
Total revenues	279,932	306,265	510,497	568,446
Costs and expenses:
Cost of goods sold	176,623	182,065	323,637	339,293
Selling, general and administrative expense	78,584	88,147	156,758	167,769
Provision for bad debts	182	(19)	350	110
Charges and credits	1,355	—	1,355	(695)
Total costs and expenses	256,744	270,193	482,100	506,477
Operating income	$23,188	$36,072	$28,397	$61,969
Retail gross margin	36.9%	40.5%	36.5%	40.3%
Selling, general and administrative expense as percent of revenues	28.1%	28.8%	30.7%	29.5%
Operating margin	8.3%	11.8%	5.6%	10.9%
Store count:
Beginning of period	139	127	137	123
Opened	2	4	4	8
End of period	141	131	141	131

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CREDIT SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenues:
Finance charges and other revenues	$86,984	$94,794	$173,579	$186,125
Costs and expenses:
Selling, general and administrative expense	36,694	39,337	71,527	77,629
Provision for bad debts	31,863	49,755	149,021	89,672
Charges and credits	179	—	2,234	—
Total costs and expenses	68,736	89,092	222,782	167,301
Operating income (loss)	18,248	5,702	(49,203)	18,824
Interest expense	13,222	14,396	28,215	28,893
Income (loss) before income taxes	$5,026	$(8,694)	$(77,418)	$(10,069)
Selling, general and administrative expense as percent of revenues	42.2%	41.5%	41.2%	41.7%
Selling, general and administrative expense as percent of average outstanding customer accounts receivable balance (annualized)	10.3%	10.2%	9.6%	10.0%
Operating margin	21.0%	6.0%	(28.3)%	10.1%

CONN’S, INC. AND SUBSIDIARIES
CUSTOMER ACCOUNTS RECEIVABLE PORTFOLIO STATISTICS
(unaudited)

	As of July 31,
	2020	2019
Weighted average credit score of outstanding balances (1)	596	594
Average outstanding customer balance	$2,589	$2,711
Balances 60+ days past due as a percentage of total customer portfolio carrying value (2)(3)(4)	10.0%	8.7%
Balances 60+ days past due (in thousands) (2)(4)	$131,696	$132,187
Re-aged balance as a percentage of total customer portfolio carrying value (2)(3)(4)	29.9%	25.8%
Re-aged balance (in thousands) (2)(4)	$392,610	$389,591
Carrying value of account balances re-aged more than six months (in thousands) (3)	$103,220	$97,510
Allowance for bad debts and uncollectible interest as a percentage of total customer accounts receivable portfolio balance (5)	24.8%	13.3%
Percent of total customer accounts receivable portfolio balance represented by no-interest option receivables	18.3%	23.7%

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Total applications processed	326,958	311,062	622,509	569,849
Weighted average origination credit score of sales financed (1)	617	609	613	609
Percent of total applications approved and utilized	20.0%	28.0%	21.1%	27.8%
Average income of credit customer at origination	$46,300	$45,700	$46,300	$45,500
Percent of retail sales paid for by:
In-house financing, including down payments received	48.5%	68.8%	55.1%	68.5%
Third-party financing	23.9%	17.7%	20.8%	16.9%
Third-party lease-to-own option	8.4%	6.5%	8.4%	7.3%
	80.8%	93.0%	84.3%	92.7%
(1)Credit scores exclude non-scored accounts.
(2)Accounts that become delinquent after being re-aged are included in both the delinquency and re-aged amounts.
(3)Carrying value reflects the total customer accounts receivable portfolio balance, net of deferred fees and origination costs, the allowance for no-interest option credit programs and the allowance for uncollectible interest.
(4)Increase was primarily driven by higher risk loans originated during the first half of fiscal year 2020 and an increase in new customer mix.
(5)For the period ended July 31, 2020, the allowance for bad debts and uncollectible interest is based on the expected loss methodology. For the period ended July 31, 2019, the allowance for bad debts and uncollectible interest is based on the incurred loss methodology.

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	July 31, 2020	January 31, 2020

Assets
Current Assets:
Cash and cash equivalents	$6,385	$5,485
Restricted cash	63,836	75,370
Customer accounts receivable, net of allowances	514,528	673,742
Other accounts receivable	55,335	68,753
Inventories	180,893	219,756
Income taxes receivable	15,539	4,315
Prepaid expenses and other current assets	9,440	11,445
Total current assets	845,956	1,058,866
Long-term portion of customer accounts receivable, net of allowances	479,632	663,761
Property and equipment, net	192,300	173,031
Operating lease right-of-use assets	266,046	242,457
Deferred income taxes	43,243	18,599
Other assets	14,523	12,055
Total assets	$1,841,700	$2,168,769
Liabilities and Stockholders’ Equity
Current liabilities:
Current finance lease obligations	$758	$605
Accounts payable	63,269	48,554
Accrued expenses	73,719	63,090
Operating lease liability - current	38,003	35,390
Other current liabilities	18,084	14,631
Total current liabilities	193,833	162,270
Operating lease liability - non current	355,577	329,081
Long-term debt and finance lease obligations	748,902	1,025,535
Other long-term liabilities	24,802	24,703
Total liabilities	1,323,114	1,541,589
Stockholders’ equity	518,586	627,180
Total liabilities and stockholders’ equity	$1,841,700	$2,168,769

CONN’S, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(unaudited)
(dollars in thousands, except per share amounts)

Basis for presentation of non-GAAP disclosures:

To supplement the Condensed Consolidated Financial Statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company also provides the following non-GAAP financial measures: adjusted retail segment operating income, adjusted credit segment operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share. These non-GAAP financial measures are not meant to be considered as a substitute for, or superior to, comparable GAAP measures and should be considered in addition to results presented in accordance with GAAP. They are intended to provide additional insight into our operations and the factors and trends affecting the business. Management believes these non-GAAP financial measures are useful to financial statement readers because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision making and (2) they are used by some of our institutional investors and the analyst community to help them analyze our operating results.

RETAIL SEGMENT ADJUSTED OPERATING INCOME AND
RETAIL SEGMENT ADJUSTED OPERATING MARGIN

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Retail segment operating income, as reported	$23,188	$36,072	$28,397	$61,969
Adjustments:
Professional fees (1)	1,355	—	1,355	—
Facility relocation costs (2)	—	—	—	(695)
Retail segment operating income, as adjusted	$24,543	$36,072	$29,752	$61,274
Retail segment total revenues	$279,932	$306,265	$510,497	$568,446
(1)Represents professional fees associated with non-recurring expenses.
(2)Represents a gain from increased sublease income related to the consolidation of our corporate headquarters.

CREDIT SEGMENT ADJUSTED OPERATING INCOME (LOSS) AND
CREDIT SEGMENT ADJUSTED OPERATING MARGIN

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Credit segment operating income (loss), as reported	$18,248	$5,702	$(49,203)	$18,824
Adjustments:
Professional fees (1)	179	—	2,234	—
Credit segment operating income (loss), as adjusted	$18,427	$5,702	$(46,969)	$18,824
Credit segment total revenues	$86,984	$94,794	$173,579	$186,125
(1)Represents professional fees associated with non-recurring expenses.

ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Net income (loss), as reported	$20,520	$19,974	$(35,682)	$39,483
Adjustments:
Professional fees (1)	1,534	—	3,589	—
Facility relocation costs (2)	—	—	—	(695)
Tax impact of adjustments	(343)	—	(803)	156
Net income (loss), as adjusted	$21,711	$19,974	$(32,896)	$38,944
Weighted average common shares outstanding - Diluted	29,140,546	31,958,704	28,948,216	32,198,024
Earnings (loss) per share:
As reported	$0.70	$0.62	$(1.23)	$1.23
As adjusted	$0.75	$0.62	$(1.14)	$1.21
(1)Represents professional fees associated with non-recurring expenses.
(2)Represents a gain from increased sublease income related to the consolidation of our corporate headquarters.